SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 16, 1998


                                   LYCOS, INC.
             (Exact Name of Registrant as Specified in its Charter)



               Delaware                  0-27830                 04-3277338
     (State or other jurisdiction   (Commission File           (IRS Employer
          ofincorporation or             Number)         Identification Number)
            organization)



       400-2 Totten Pond Road
             Waltham, MA                             02154
        (Address of principal                     (Zip Code)
         executive offices)


        Registrant's telephone number, including area code: (781) 370-2700

Item 5.  Other Events.

         On June 16, 1998, Lycos, Inc, a Delaware corporation (the "Company"), pursuant to an Agreement and Plan of Merger (the "Agreement") by and among the Company, VW Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("VW"), GuestWorld, Inc., a California corporation ("GuestWorld"), and all of the stockholders of GuestWorld, acquired all of the outstanding capital stock of GuestWorld through the merger of VW with and into GuestWorld (the "Merger"). As a result of the Merger, GuestWorld became a wholly-owned subsidiary of the Company.

         In the Merger, all outstanding shares of Common Stock of GuestWorld were converted into an aggregate of 63,092 shares of Common Stock, par value $.01 per share, of the Company. The acquisition will be accounted for as a purchase.

         Under the terms of the Agreement and related Escrow Agreement dated June 16, 1998, an aggregate of 6,309 shares of Common Stock of the Company will be held in escrow for the purpose of indemnifying the Company against certain liabilities of GuestWorld and its stockholders. The escrow will expire on the first anniversary of the Merger.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              LYCOS, INC.


Dated:   June 29, 1998                   By:  /s/ Edward W. Philip
                                              --------------------
                                              Edward M. Philip
                                              Chief Operating Officer and
                                              Chief Financial Officer


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